Exhibit 10.2

Amendment to the Endeavor Power Corporation

Employment Agreement With Alfonso Knoll Dated November 8, 2010

THIS AMENDMENT to the Endeavor Power Corporation Employment Agreement with Alfonso Knoll, dated November 8, 2010 (hereinafter referred to as the "Employment Agreement") is made and entered into this 17th day of November 2010, by and between Endeavor Power Corporation (hereinafter collectively referred to as "Company") and Alfonso Knoll (hereinafter referred to as "Knoll.") For and in consideration of the covenants and obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Paragraph 3(b)(ii) of the Employment Agreement, which paragraph refers to the definition of a “Recycling Turn” for purpose of the Employment Agreement, is amended to read as follows:

(i)

For the purposes of this Agreement, as used herein the term “Recycling Turn” means the process and event of purchasing, gathering and recycling of at least 100,000 lbs. of purchased electronic scrap materials, including but not limited to scrap materials from computers, computer keyboards, mother boards, mobile phones and any and all other types of recyclable electronic instruments and parts thereof (hereinafter “Recyclables”). Furthermore, to qualify as a “Recycling Turn” for purposes stated above, all applicable Recycling Turns must occur within 210 days of the date of execution of this Agreement by both parties and the Recyclables must realize a minimum price of $3.50 per pound when sold for recycling purposes. However, if within 60 days of the execution of this Agreement Company does not make available a minimum of $250,000 for the purchase, gathering and recycling of Recyclables, the 100,000 lb. weight requirement contained in this Paragraph shall be reduced to 50,000 lbs. with respect to the definition of a “Recycling Turn” as used and described herein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/ Alfonso Knoll

/s/ Keith E. Kress

Alfonso Knoll

Keith E. Kress

Director & Authorized Agent

Endeavor Power Corp.